UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2015

AmerisourceBergen Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Morris Drive Chesterbrook, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

(610) 727-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 5, 2015, AmerisourceBergen Corporation (the “Company”) entered into an agreement to acquire PharMEDium Healthcare Holdings, Inc. (“PharMEDium”), a portfolio company of Clayton, Dubilier & Rice.  Under the terms of the Agreement and Plan of Merger dated as of October 5, 2015 (the “Merger Agreement”), the Company will acquire PharMEDium for $2.575 billion in cash, subject to certain adjustments and on a cash-free, debt-free basis (the “Merger”).  Completion of the Merger is subject to customary closing conditions and is expected to occur in the first quarter of the Company’s fiscal year ending September 30, 2016.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement for the purpose of allocating contractual risk between those parties, and do not establish these matters as facts. Investors should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or condition of the Company, PharMEDium or any of their respective subsidiaries or affiliates.

Item 7.01	Regulation FD Disclosure.

On October 6, 2015, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 5, 2015, by and among PharMEDium Healthcare Holdings, Inc., Amerisource Bergen Corporation, Paris Acquisition Corp. and Clayton, Dubilier & Rice LLC.

99.1	Press release dated October 6, 2015.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this announcement are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “continue,” “sustain,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words, and similar expressions are intended to identify such forward-looking statements.  These statements are based on management’s current expectations and are subject to uncertainty and change in circumstances. These statements are not guarantees of future performance and are based on assumptions that could prove incorrect or could cause actual results to vary materially from those indicated.  Such forward-looking statements include the anticipated changes in the business environment in which the Company operates and in the Company’s future operating results relating to the potential benefits of a transaction with PharMEDium and the ability of the Company and PharMEDium to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the transaction set forth in the Merger Agreement.  Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the Merger; the possibility that various conditions to the consummation of the Merger may not be satisfied or waived; the effects of disruption from the transactions on the respective businesses of the Company and PharMEDium and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; and other risks and uncertainties pertaining to the business of the Company detailed in its filings with the Securities and Exchange Commission (the “SEC”) from time to time.  Forward-looking statements in this document should be evaluated together with the many uncertainties that affect the Company’s businesses, particularly those mentioned in the risk factors and other cautionary statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 and in the Company’s other reports filed with the SEC.  The reader is cautioned not to rely unduly on these forward-looking statements. The Company expressly disclaims any intent or obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: October 7, 2015	By:	/s/ Tim G. Guttman
		Name:	Tim G. Guttman
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 5, 2015, by and among PharMEDium Healthcare Holdings, Inc., Amerisource Bergen Corporation, Paris Acquisition Corp. and Clayton, Dubilier & Rice LLC.

99.1	Press release dated October 6, 2015.